Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of EntreMed, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints James S. Burns and Dane R. Saglio (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date
/s/ James S. Burns James S. Burns	President and Chief Executive Officer (Principal Executive Officer)	January 25, 2005

/s/ Dane R. Saglio Dane R. Saglio	Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2005

/s/ Michael Tarnow Michael Tarnow	Chairman of the Board	January 25, 2005

/s/ Donald S. Brooks Donald S. Brooks	Director	January 25, 2005

/s/ Dwight L. Bush, Sr. Dwight L. Bush, Sr.	Director	January 25, 2005

/s/ Jennie C. Hunter-Cevera Jennie C. Hunter-Cevera	Director	January 25, 2005

Signature	Title	Date
/s/ Mark C.M. Randall Mark C.M. Randall	Director	January 25, 2005